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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-20039) pertaining to the Employee Stock Option Plan of Carolco Pictures Inc. and the Registration Statement on Form S-8 (No. 33-72116) pertaining to the 1989 Stock Option and Stock Appreciation Rights Plan, as amended, of our report dated April 10, 1995 with respect to the consolidated financial statements and schedule included in the Annual Report (Form 10-K) of Carolco Pictures Inc. for the year ended December 31, 1994.

                                   /s/ Ernst & Young


Los Angeles, California
April 10, 1995